Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, of our report dated November 29, 2012, of PRWC Energy Inc. relating to the financial statements as of July 31, 2012 and for the period from May 31, 2012 (Inception) to July 31, 2012, and to the reference to our firm under the caption "Experts" in this Registration Statement.



/s/ M&K CPAS, PLLC
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Houston, Texas
November 30, 2012